UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2010
OLYMPIC STEEL, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-23320	34-1245650

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5096 Richmond Road
Bedford Heights, Ohio	44146

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 292-3800
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 2, 2010, the Board of Directors (the “Board”) of Olympic Steel, Inc. (the “Company”) elected the honorable Mr. Dirk A. Kempthorne, as a Director, effective immediately. Governor Kempthorne will also serve on the Nominating Committee of the Board.
     As a non-employee Director, Governor Kempthorne will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2010, except that for 2010, all non-employee Directors will receive an annual retainer of $45,000, in cash.
     The Company’s press release dated August 4, 2010 announcing the election is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.
     In addition, on August 2, 2010, the Board appointed Mr. Arthur F. Anton as a member of the Audit and Compliance Committee of the Board.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit
99.1	Press Release dated August 4, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
By:	/s/ Richard T. Marabito
	Name:	Richard T. Marabito
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

Date: August 4, 2010

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated August 4, 2010.